UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (D) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2015

BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4909 SE International Way, Portland, Oregon 97222
(Address of principal executive offices) (Zip Code)
503-653-8881
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e-4(c))

ITEM 5.07 Submission of Matters to a Vote of the Security Holders
(a.) On May 21, 2015, Blount International, Inc. (the “Corporation” or “Blount”) held its Annual Meeting of Stockholders in Concourse B of the New York Hilton Midtown at 1335 Avenue of the Americas, New York, New York 10019. At that meeting, the slate of Director Nominees proposed in the Corporation's 2015 Proxy Statement was elected as set forth in Item 5.07 (b.) below.

(b.) At the above Annual Meeting of Stockholders, the final voting results for each of the proposals submitted to a vote of the stockholders are set forth below.*

Proposal 1.	To elect a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified.

	For	Withheld	Non-Votes
Robert E. Beasley, Jr.	31,560,422	12,116,099	1,157,275
Ronald Cami	42,820,182	856,339	1,157,275
Andrew C. Clarke	31,497,273	12,179,248	1,157,275
Joshua L. Collins	40,630,164	3,046,357	1,157,275
Nelda J. Connors	31,341,213	12,335,308	1,157,275
E. Daniel James	42,522,641	1,153,880	1,157,275
Harold E. Layman	29,076,003	14,600,518	1,157,275
Daniel J. Obringer	42,791,331	885,190	1,157,275
David A. Willmott	42,433,825	1,242,696	1,157,275

Proposal 2.	To approve an advisory vote on executive compensation.

For	Against	Abstain	Non-Votes
42,029,244	1,535,815	111,462	1,157,275

Proposal 3.	To consider and act upon a proposal to ratify the appointment of KPMG, LLP as the independent registered public accounting firm for the Corporation for the year ending December 31, 2015.

For	Against	Abstain	Non-Votes
44,664,664	130,543	38,589	—

*	Fractions of shares have been rounded to the nearest whole share.
(c.) On May 26, 2011, the stockholders approved, on an advisory basis, that every year be the frequency with which the Corporation holds an advisory vote on the compensation of the Corporation's Named Executive Officers as shown in each year's Annual Proxy Statement. This was the frequency recommended by the Board of Directors and management. Accordingly, for each year hereafter until the next required advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than the Corporation's Annual Meeting of Stockholders in 2017, Blount will include a vote on executive compensation in its annual proxy materials.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOUNT INTERNATIONAL, INC.

Dated: May 27, 2015	By:	/s/ Chad E. Paulson
Chad E. Paulson
Vice President, General Counsel & Secretary